Exhibit 99-2

Officer's Certification

JNL Series Trust
JNL Investors Series Trust
JNL Variable Fund LLC
JNL Strategic Income Fund LLC

The undersigned, being a duly elected, qualified and acting Assistant Secretary of JNL Series Trust, a Massachusetts business trust; JNL Investors Series Trust, a Massachusetts business trust; JNL Variable Fund LLC, a Delaware Limited Liability Company; and JNL Strategic Income Fund LLC, a Delaware Limited Liability Company hereby certifies that the attached is a full, true and correct copy of resolutions duly adopted by the Consolidated Board of Trustees/Managers of JNL Series Trust, JNL Investors Series Trust, JNL Variable Fund LLC, and JNL Strategic Income Fund LLC, on the 30th day of August 2017; that such resolutions have not been altered or repealed and remain in full force and effect as of the date hereof.

Approval of Renewal of Joint Fidelity Bond Coverage; and Approval of
the Addition of Jackson Variable Series Trust as a Joint Insured Thereto

JNL Series Trust
JNL Investors Series Trust
JNL Variable Fund LLC
JNL Strategic Income Fund LLC

Whereas, JNL Series Trust and JNL Investors Series Trust (each a "Trust," and collectively, the "Trusts") and JNL Variable Fund LLC and JNL Strategic Income Fund LLC (each a "Fund," and collectively, the "Funds"), and Jackson Variable Series Trust ("JVST") are registered with the U.S. Securities and Exchange Commission in accord with the provisions of the Investment Company Act of 1940, as amended, each as an open-end management investment company, and each has established one or more separate series of shares (the "funds"), with each fund having its own assets and investment policies.

Whereas, the Board of Trustees of each Trust and the Board of Managers of each Fund (collectively, the "Board") have previously approved a joint fidelity bond, in the aggregate amount of Eight Million Five Hundred Thousand Dollars ($8,500,000), under circumstances where Jackson National Asset Management, LLC ("JNAM") pays the premium for such fidelity bond and, therefore, the Board need not consider: (i) the amount of the premium for such bond; (ii) the ratable allocation of the premium among all insured parties; and (iii) the extent to which the share of the premium allocated to each party, including the Trusts/Funds, is less than the premium that party would have had to pay if it had provided and maintained a single insured bond.

Whereas, JNAM is recommending i) that the joint fidelity bond be renewed, effective November 1, 2017, for the Trusts/Funds; and ii) that JVST be added as a joint insured to the joint fidelity bond, effective January 1, 2018, after JVST's current policy expires, pending approval of the addition of JVST to the Trusts/Funds joint fidelity bond by the Board of Trustees of JVST.

Whereas, the Board has given due consideration to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder by the SEC, pertaining to joint fidelity bond coverage.

Now Therefore, be it

Resolved, that pursuant to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder, and after having given due consideration to said requirements, including but not limited to the following: (i) the aggregate value of the assets held by the funds of the Trusts/Funds and JVST to which each officer or employee of the Trusts/Funds and JVST may, singly or jointly with others, have access, either directly or through authority to draw upon such assets or direct generally the disposition of such assets; (ii) the type and terms of the arrangements made for the custody and safekeeping of the assets of the Trusts/Funds and JVST; (iii) the nature of the securities in the investment portfolios of the funds of the Trusts/Funds and JVST; (iv) the nature and method of conducting the operations of the Trusts/Funds and JVST; and (v) the accounting procedures and contracts of the Trusts/Funds and JVST, the Board, including a majority of the Trustees/Managers who are not interested persons of the Trusts/Funds, hereby determines that the amount of fidelity bond coverage of Eight Million Five Hundred Thousand Dollars ($8,500,000), computed in accordance with the Schedule outlined under Rule 17g-1(d)(1), is reasonable and adequate coverage to protect the Trusts/Funds against larceny or embezzlement by any one or more of such officers and/or employees, and that the amount of fidelity bond coverage of Eleven Million Dollars ($11,000,000), computed in accordance with the Schedule outlined under Rule 17g-1(d)(1), is reasonable and adequate coverage to protect the Trusts/Funds and JVST against larceny or embezzlement by any one or more of such officers and/or employees; and be it

Further Resolved, that the Board, including a majority of the Trustees/Managers who are not interested persons of the Trusts/Funds or JVST, approves the amount, type, form and coverage of the joint fidelity bond (hereinafter in this and the succeeding resolution called the "Bond"), naming as insured parties the Trusts/Funds, effective November 1, 2017, in the aggregate amount of Eight Million Five Hundred Thousand Dollars ($8,500,000), and adding JVST as an insured party, effective January 1, 2018, with coverage for the Trusts/Funds and JVST in the aggregate amount of Eleven Million Dollars ($11,000,000), it being understood that the disposition of the recovery received under the Bond in the event of losses to one or more of such insured parties shall be governed by an agreement among one or more of such insured parties complying with Paragraph (f) of Rule 17g-1 under the 1940 Act under which the Trusts/Funds will have a primary claim of not less than Eight Million Five Hundred Thousand Dollars ($8,500,000) of the aforesaid aggregate amount of the Bond until JVST has been added to Bond, wherein the Trusts/Funds and JVST will have a primary claim of not less than Eleven Million Dollars ($11,000,000); and be it

Further Resolved, that the proper officers of the Trusts/Funds and JVST be, and they hereby are, authorized and directed to execute and deliver an agreement relating to the Bond covering the Trusts/Funds and JVST providing for the disposition of recoveries received under the Bond and the manner of allocation of premium for the Bond in compliance with Paragraph (f) of Rule 17g-1 under the 1940 Act, in such form as such officers shall, with the advice of counsel, deem appropriate to carry out the objective of the Board, any such determination to be conclusively evidenced by such execution and delivery; and be it

Further Resolved, that, in accordance with Rule 17g-1 under the 1940 Act, the officers of the Trusts/Funds and JVST are hereby directed to make the filings and give the notices as may be required by paragraph (g) of that Rule; and be it

Further Resolved, that, that the Board, including a majority of Independent Trustees/Managers hereby approves the renewal of the joint fidelity bond coverage, as outlined above and in the information provided to the Board.

Date:  August 30, 2017

/s/Kristen K. Leeman
Kristen K. Leeman, Assistant Secretary

Subscribed before me this 30th day of August, 2017.        (NOTARY SEAL)

/s/Lynette J. Brown
Lynette J. Brown
Ionia Acting in Ingham County, MI
My Commission Expires: May 24, 2020

Officer's Certification

Jackson Variable Series Trust

The undersigned, being the duly elected, qualified and acting Assistant Secretary of Jackson Variable Series Trust, a Massachusetts business trust hereby certifies that the information set forth below is a full, true, and correct copy of resolutions duly adopted by the Board of Trustees of the Jackson Variable Series Trust (the "Board") and that such resolutions have not been altered or repealed and remain in full force and effect as of the date hereof.

Adopted by the Board on the 21st day of September, 2017:

Approval of the Jackson Variable Series Trust to be Added the Existing Joint Fidelity Bond Policy with JNL Series Trust, JNL Variable Fund LLC, JNL Investors Series Trust, and JNL Strategic Income Fund LLC

Jackson Variable Series Trust

Whereas, Jackson Variable Series Trust ("JVST"), along with JNL Series Trust, JNL Investors Series Trust, JNL Variable Fund LLC, and JNL Strategic Income Fund LLC (collectively, the "JNL Trusts") are registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), each as an open-end management investment company, and each has established separate series of shares ("Funds"), with each fund having its own assets and investment policies.

Whereas, the Board of Trustees of JVST (the "Board") previously considered, evaluated, and approved fidelity bond coverage in the aggregate amount of two million five hundred thousand dollars ($2,500,000) until January 1, 2018, whereby Jackson National Asset Management, LLC ("JNAM") agreed to pay the premium for such fidelity bond.

Whereas, JNAM is recommending that effective January 1, 2018, after JVST's current policy expires, JVST be added as an insured to the joint fidelity bond policy for the JNL Trusts (the "Joint Bond"), whereby JNAM agrees to pay the premium for such Joint Bond,  and therefore, the Board need not consider: (i) the amount of the premium for such Joint Bond; (ii) the ratable allocation of the premium among all insured parties; and (iii) the extent to which the share of the premium allocated to each party, including JVST, is less than the premium that party would have had to pay if it had provided and maintained a single insured bond.

Whereas, the Board has given due consideration to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder by the U.S. Securities and Exchange Commission, pertaining to fidelity bond coverage.

Now Therefore, be it

Resolved, that pursuant to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder, and after having given due consideration to said requirements, including but not limited to the following: (i) the aggregate value of the assets held by the Funds of JVST and the JNL Trusts to which each officer or employee of JVST and the JNL Trusts may, singly or jointly with others, have access, either directly or through authority to draw upon such assets or direct generally the disposition of such assets; (ii) the type and terms of the arrangements made for the custody and safekeeping of the assets of JVST and the JNL Trusts; (iii) the nature of the securities in the investment portfolios of the Funds of JVST and the JNL Trusts; (iv) the nature and method of conducting the operations of JVST and the JNL Trusts; and (v) the accounting procedures and contracts of JVST and the JNL Trusts, the Board, including a majority of the Trustees who are not interested persons of JVST, hereby determines that the amount of Joint Bond coverage of Eleven Million Dollars ($11,000,000), computed in accordance with the Schedule outlined under Rule 17g-1(d)(1), is reasonable and adequate coverage to protect JVST and the JNL Trusts against larceny or embezzlement by any one or more of such officers and/or employees; and

Further Resolved, that the Board, including a majority of the Trustees who are not interested persons of JVST, approves the amount, type, form and coverage of the Joint Bond, naming JVST and the JNL Trusts as insured parties, effective January 1, 2018, with coverage for JVST and the JNL Trusts in the aggregate amount of Eleven Million Dollars ($11,000,000), it being understood that the disposition of the recovery received under the Joint Bond in the event of losses to one or more of such insured parties shall be governed by an agreement among one or more of such insured parties complying with Paragraph (f) of Rule 17g-1 under the 1940 Act under JVST and the JNL Trusts will have a primary claim of not less than Eleven Million Dollars ($11,000,000) of the aforesaid aggregate amount of the Joint Bond; and

Further Resolved, that the proper officers of JVST be, and they hereby are, authorized and directed to execute and deliver an agreement relating to the Joint Bond covering JVST and the JNL Trusts providing for the disposition of recoveries received under the Joint Bond and the manner of allocation of premium for the Joint Bond in compliance with Paragraph (f) of Rule 17g-1 under the 1940 Act, in such form as such officers shall, with the advice of counsel, deem appropriate to carry out the objective of the Board, any such determination to be conclusively evidenced by such execution and delivery; and

Further Resolved, that, in accordance with Rule 17g-1 under the 1940 Act, the officers of JVST are hereby directed to make the filings and give the notices as may be required by paragraph (g) of that Rule; and

Further Resolved, that, the Board, including a majority of Independent Trustees hereby approves the addition of JVST to the Joint Bond coverage, as outlined above and in the information provided to the Board.

Date: September 21, 2017

/s/ Kelly L. Crosser
Kelly L. Crosser, Assistant Secretary
Subscribed before me this 21st day of September, 2017	(NOTARY SEAL)

/s/ Lynette J. Brown
Lynette J. Brown, Notary Public,
Ionia Acting in Ingham County, MI
My Commission Expires: May 24, 2020